TAX INDEMNIFICATION AGREEMENT


     This Tax Indemnification Agreement ("Agreement") is made this ___ day of __________, 1998, by and among Columbia Sportswear Company, an Oregon corporation (the "Corporation"), the undersigned shareholders of the Corporation (jointly the "Shareholders" and each individually a "Shareholder") and the undersigned spouses of certain Shareholders.

     WHEREAS, the Corporation and the Shareholders believe that the Corporation has been an "S corporation" (within the meaning of Section 1361 of the Internal Revenue Code of 1986, as amended ("IRC")) for federal and Oregon income tax purposes since February 1, 1988;

     WHEREAS, the Corporation contemplates a public offering (the "Offering") of its stock;

     WHEREAS, it is anticipated that the Corporation's election to be an S corporation will terminate as a result of the Offering; and

     WHEREAS, in connection with the public offering the Corporation and the Shareholders wish to provide for certain indemnifications with respect to the Corporation's prior status as an S corporation.

     NOW, THEREFORE, the parties agree as follows:

     1. Consistent Reporting by Corporation. For all taxable years ended on or before the day before the Corporation's S corporation election terminates, the Corporation shall not, without the unanimous consent of the Shareholders, file any amended income tax return or change any election or accounting method with respect to the Corporation if such filing or change would increase any federal, state, local (including but not limited to city or county) or foreign income tax liability (including interest and penalties, if any) (collectively "Tax Liability") of any Shareholder for any period.

     2. Indemnification.

     (a) Indemnification of Shareholders.

          (i) Indemnification for Tax Liability. The Corporation hereby agrees to indemnify and hold the Shareholders harmless from, against and in respect of any Tax Liability incurred by them resulting from a final judicial or administrative adjustment (by reason of an amended return, claim for refund, audit or otherwise) to the Corporation's taxable income which is the result of an increase or change in character of the Corporation's income during the period it was treated as an S corporation.
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          (ii) Tax Adjustment. In the event that an indemnification payment pursuant to Section 2(a)(i) exceeds the amount of the increase in the Corporation's accumulated adjustments account (as defined in IRC ss. 1368(e)(1)) resulting from the adjustment (or to the extent such payment to the Shareholders does not qualify as a distribution during the post-termination transition period as defined in IRC ss. 1377(b)) such amount shall be increased by an amount necessary to equal the Shareholder's additional Tax Liability related to such amount.

          (iii) Fees and Costs. The Corporation hereby agrees to reimburse the Shareholders for such professional fees or other costs as are reasonably necessary to properly defend the Shareholders in the event of an audit or review of a Shareholder's income tax return during a year in which the Shareholders were reporting corporate income by virtue of the S corporation election.

          (iv) Indemnification for Additional Tax. In all events, and to the extent not otherwise reimbursed, the Corporation hereby agrees that if any payment pursuant to this Section 2(a) is deemed to be taxable income to a Shareholder, the amount of such payment to the Shareholder shall be increased by an amount necessary to equal the Shareholder's additional Tax Liability related to such amount (including, without limitation any taxes on such additional amounts) so that the net amount received and retained by the Shareholder after payment by the Shareholder of all taxes associated with the payment is equal to the payment otherwise required to be made.

     (b) Indemnification of Corporation. If there is a final judicial or administrative determination that the Corporation was not an S corporation for all or any part of a taxable year beginning on or after February 1, 1988, and ended on or before the day before the Offering (the "Non S Period"), each Shareholder agrees to pay to the Corporation the amount by which (i) the net aggregate Tax Liability of the Shareholder attributable to the pass through of tax items from the Corporation had the Corporation been an S corporation throughout the Non S Period exceeds (ii) the net aggregate Tax Liability of the Shareholder as a result of non S corporation distributions made by the Corporation to the Shareholder (including, without limitation, distributions that would have qualified as distributions within the post-termination transition period as defined in IRC ss. 1377(b) had the Corporation been an S corporation during the entire Non S Period); provided, however, that the amount payable by any Shareholder pursuant to this Section 2(b) shall not exceed the net amount of refunds actually received by the Shareholder with respect to the Non S Period that are attributable to Corporation tax items passed through to the Shareholder or to Corporation distributions paid to the Shareholder. Each Shareholder agrees, at the request of the Company, to take reasonable actions to seek refunds of any excess Tax Liability paid by the Shareholder for the Non S Period. The Corporation shall pay for the preparation and prosecution of such refund claims.


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     (c) Payment. Any payment required to be made pursuant to this Agreement shall be paid within seven days after receipt of written notice from the indemnified person that a payment is due hereunder.

     3. Waiver of Invalid Election or Termination of S Status. If the Internal Revenue Service determines that the Corporation failed validly or timely to elect to be an S corporation or that the Corporation's status as an S corporation was terminated inadvertently, and if the Corporation wishes to obtain a ruling pursuant to IRC ss. 1362(f), each Shareholder agrees to make any adjustments required pursuant to IRC ss. 1362(f)(4) and approved by the Corporation's board of directors. Any such adjustments shall be subject to the indemnification provisions of Section 2(a).

     4. Miscellaneous. This Agreement shall be governed by Oregon law, without regard to choice of law rules applied by Oregon courts. This Agreement shall be binding on and shall inure to the benefit of successors and assigns of the parties, including all persons to whom any Shareholder transfers stock of the Corporation. Section headings shall not affect the interpretation of this Agreement. This Agreement embodies the entire agreement of the parties with respect to the subject matter contained herein. The parties hereto agree to take all further actions necessary to effect the agreements contained herein.


CORPORATION:                      COLUMBIA SPORTSWEAR COMPANY


                                  By:
                                      -------------------------------------
                                      President


SHAREHOLDERS:


                                  -----------------------------------------
                                  Gertrude Boyle


                                  -----------------------------------------
                                  Gertrude Boyle, Trustee of Gertrude Boyle
                                  Trust #1 u/a dtd December 15, 1997


                                  -----------------------------------------
                                  Gertrude Boyle, Trustee of Gertrude Boyle
                                  Trust #2 u/a dtd December 15, 1997


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

                                  -----------------------------------------
                                  [Gertrude Boyle, Trustee u/a/d December ___,
                                  1997 f/b/o Gertrude Boyle]


                                  -----------------------------------------
                                  Timothy Boyle


                                  -----------------------------------------
                                  Mary R. Boyle, Trustee u/a/d September 18,
                                  1997 f/b/o Molly E. Boyle


                                  -----------------------------------------
                                  Mary R. Boyle, Trustee u/a/d September 18,
                                  1997 f/b/o Joseph P. Boyle


                                  -----------------------------------------
                                  Sarah A. Bany


                                  -----------------------------------------
                                  David C. Bany, Trustee of the Bany Family
                                  Trust u/a/d July 31, 1997


                                  -----------------------------------------
                                  Sarah A. Bany, Trustee of Sarah A. Bany
                                  Trust #1 u/a dtd December 15, 1997


                                  -----------------------------------------
                                  Sarah A. Bany, Trustee of Sarah A. Bany
                                  Trust #2 u/a dtd December 15, 1997


                                  -----------------------------------------
                                  Don Richard Santorufo


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
If I have any interest, under community property laws or otherwise, in the shares of Corporation stock by my spouse, I hereby consent to the foregoing agreement and agree to be bound by the provisions thereof.



                                  -----------------------------------------
                                  Mary R. Boyle


                                  -----------------------------------------
                                  David C. Bany


                                  -----------------------------------------
                                  Carole Santorufo


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